Exhibit 10.2

NAVTECH, INC.

SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK
AND WARRANT PURCHASE AGREEMENT

November 22, 2005

Table of Contents

1.	Authorization of Preferred Stock; Purchase and Sale of Preferred Stock; Authorization of Warrants; Closing.
	1.1.	Authorization of Preferred Stock
	1.2.	Authorization of Warrants
	1.3.	Purchase and Sale of the Preferred Stock and Warrants; Reservation of Common Stock
	1.4.	Purchase Price and the Closing
	1.5.	Use of Proceeds

2.	Representations and Warranties of the Company
	2.1.	Organization and Corporate Power
	2.2.	Authorization
	2.3.	Capitalization
	2.4.	Subsidiaries.
	2.5.	Financial Information
	2.6.	Absence of Undisclosed Liabilities
	2.7.	Absence of Certain Developments
	2.8.	Title to Properties
	2.9.	Tax Matters
	2.10.	Contracts and Commitments
	2.11.	No Defaults
	2.12.	Intellectual Property.
	2.13.	Effect of Transactions
	2.14.	No Governmental Consent or Approval Required
	2.15.	Litigation
	2.16.	Securities Laws
	2.17.	Business
	2.18.	Brokerage
	2.19.	Employees
	2.20.	Environmental Matters
	2.21.	Retirement Obligations, etc
	2.22.	Transactions with Affiliates
	2.23.	Books and Records
	2.24.	Insurance
	2.25.	EAG

3.	Representations and Warranties and other Agreements of the Investors.
	3.1.	Representations and Warranties
	3.2.	Legends
	3.3.	Confidentiality

4.	Conditions to the Investors’ Obligations at the Closing
	4.1.	Representations and Warranties of the Company
	4.2.	Performance
	4.3.	Compliance Certificate

i

	4.4.	Certificate of Incorporation
	4.5.	Qualifications
	4.6.	Proceedings and Documents
	4.7.	Other Agreements
	4.8.	Opinion of Counsel
	4.9.	Secretary’s Certificate
	4.10.	Reservation of Conversion Shares and Warrant Shares
	4.11.	Fees of Investors’ Counsel
	4.12.	Purchase by Other Investors
	4.13.	Consummation of the EAG Acquisition
	4.14.	Board of Directors

5.	Conditions to the Company’s Obligations at the Closing
	5.1.	Representations and Warranties
	5.2.	Payment of Purchase Price
	5.3.	Other Agreements
	5.4.	Proceedings and Documents
	5.5.	Consummation of the EAG Acquisition
	5.6.	Qualifications

6.	Preemptive Right of Purchase.
	6.1.	Grant
	6.2.	Preemptive Right Definitions
	6.3.	Notice
	6.4.	Sale
	6.5.	Limitation
	6.6.	Transfer
	6.7.	Retrospective Effect of Preemptive Right of Purchase

7.	Miscellaneous.
	7.1.	Certain Defined Terms
	7.2.	Survival of Covenants; Assignability of Rights
	7.3.	Incorporation by Reference
	7.4.	Parties in Interest
	7.5.	Amendments and Waivers
	7.6.	Governing Law
	7.7.	Notices
	7.8.	Effect of Headings
	7.9.	Entire Agreement
	7.10.	Severability
	7.11.	Restrictions on Transfer
	7.12.	Counterparts

ii

List of Exhibits and Schedules

Exhibits

Disclosure Schedule

Section 2.1 - Foreign Qualifications
Section 2.3 — Options and Stock Purchase Rights
Section 2.4 — Subsidiaries
Section 2.9 — Tax Matters
Section 2.12(a) — Owned Intellectual Property
Section 2.12(b) — Patents, Trademarks and Licenses
Section 2.12(c) — Third Party Intellectual Property Agreements
Section 2.15 — Litigation
Section 2.19 — Employment Agreements
Section 2.21 — Employee Benefit Plans

iii

NAVTECH, INC.

c/o Navtech Systems Support Inc.

Suite 102, 175 Columbia St. W.

Waterloo, Ontario

Canada N2L 5Z5

SERIES A CONVERTIBLE PARTICIPATING PREFERRED
STOCK AND WARRANT PURCHASE AGREEMENT

This SERIES A CONVERTIBLE PREFERRED PARTICIPATING STOCK AND WARRANT PURCHASE AGREEMENT (the “Agreement”) is made as of the 22nd day of November, 2005 by and among Navtech, Inc., a Delaware corporation (the “Company”) and, the investors listed on Exhibit A hereto (each of whom individually is referred to herein as an “Investor” and collectively as the “Investors”).

In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.             Authorization of Preferred Stock; Purchase and Sale of Preferred Stock; Authorization of Warrants; Closing.

1.1.          Authorization of Preferred Stock.  The Company has authorized the issuance and sale of up to 1,600,000 shares of its Series A Convertible Participating Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”) to be issued under this Agreement.  The rights, privileges, and preferences of the Series A Preferred Stock are as set forth in the Company’s Certificate of Designation (the “Certificate of Designation”) in the form attached to this Agreement as Exhibit B, which the Company shall adopt and file with the Secretary of State of the State of Delaware on or before the date of the Closing (as defined below).

1.2.          Authorization of Warrants.  The Company has authorized the issue and sale of its warrants (herein, together with any warrants issued in exchange therefor or replacement thereof called the “Warrants”) evidencing the rights to acquire an aggregate of 100,000 shares (subject to adjustment) of Common Stock (as defined below).  The Warrants shall be exercisable at a price of $3.00 per share and shall be substantially in the form attached to this Agreement as Exhibit C.

1.3.          Purchase and Sale of the Preferred Stock and Warrants; Reservation of Common Stock.  Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to sell to the Investors, and each such Investor, severally and not jointly, agrees to purchase from the Company at the Closing (as defined below) (a) the number of shares of Series A Preferred Stock set forth opposite such Investor’s name on Exhibit A hereto, and (b) for no additional consideration, a Warrant initially exercisable for the number of shares of Common Stock set forth opposite such

Investor’s name on Exhibit A hereto.  The sale of the Series A Preferred Stock and the Warrants to each Investor hereunder shall constitute a separate sale.  The Company has authorized and reserved and covenants to continue to reserve, free of preemptive rights and other preferential rights, a sufficient number of its previously authorized but unissued shares of Common Stock, $0.001 par value per share (the “Common Stock”) to satisfy the rights of conversion of the holders of the Series A Preferred Stock and the rights of exercise of the holders of the Warrants.  Any shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be referred to in this Agreement as “Converted Shares”.  The shares of Series A Preferred Stock issued to the Investors pursuant to this Agreement and the Converted Shares shall be referred to in this Agreement as the “Shares.”  The Warrants issued pursuant to this Agreement and the Shares shall be referred to in this Agreement as the “Securities”.

1.4.          Purchase Price and the Closing.  The purchase and sale of the Securities shall take place at a Closing to be held at the offices of Choate, Hall & Stewart LLP, Two International Place, Boston, Massachusetts  02110, on such date and at such time as may be mutually agreed upon by the parties (the “Closing”).  The aggregate purchase price of the Series A Preferred Stock being purchased by each Investor at the Closing is set forth opposite such Investor’s name on Exhibit A under the heading “Aggregate Purchase Price”.  The Closing shall take place concurrently with the execution and delivery of this Agreement or at such other time as the parties shall mutually agree.  At the Closing, the Company will deliver to each of the Investors purchasing Securities a certificate or certificates, registered in such Investor’s name or such name as otherwise directed by such Investor, representing the number of Shares and Warrants to be acquired by such Investor pursuant to this Agreement against payment of the purchase price thereof by wire transfer, by check payable to the Company or such other form of payment acceptable to such Investor and the Company.

1.5.          Use of Proceeds.  The Company will use the proceeds from the sale of the Securities to consummate the acquisition of European Aeronautical Group AB (“EAG”) and for other general corporate purposes as determined by the Company’s Board of Directors.

2.             Representations and Warranties of the Company.  In order to induce the Investors to enter into this Agreement and to purchase the Securities hereunder, the Company hereby represents and warrants to each Investor, as of the date hereof, in each case subject to such exceptions as are set forth in the disclosure schedule attached hereto (the “Disclosure Schedule”), each such exception of which qualifies the representation and warranty that is specifically identified (by cross-reference or otherwise) as being qualified by such exception.  For the purposes of this Section 2, the term “Subsidiaries” shall mean those subsidiaries listed in Section 2.4 of the Disclosure Schedule and shall not mean EAG.

2.1.          Organization and Corporate Power.  The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.  The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which either the ownership or use of its assets, or the nature of its activities, requires such qualification, except where failure to be so qualified would not have a material adverse effect, each such jurisdiction being set forth in Section 2.1 of Disclosure Schedule.  The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated to be conducted, and to carry out the transactions contemplated hereby.  The copies of the Certificate of Incorporation and By-Laws of the Company, as amended to date, which have been furnished to the Investors by the Company, are correct and complete.

2.2.          Authorization.  This Agreement, the Registration Rights Agreement dated as of the date of the Closing by and among the Company, the Investors and the other parties thereto (the “Registration Rights Agreement”), and any other agreements, instruments or documents entered into at the Closing by the Company pursuant to this Agreement or the Registration Rights Agreement (collectively, the “Transaction Documents”) have been duly executed and delivered by the Company and are the legal, valid and, assuming due execution and delivery by the other parties hereto and thereto, binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally.  The execution, delivery and performance of each of the Transaction Documents have been duly authorized by all necessary corporate action of the Company.

2.3.          Capitalization.  The entire authorized capital stock of the Company consists of 20,000,000 shares of Common Stock of which 4,902,140 shares are issued and outstanding and 2,000,000 shares of preferred stock, of which, prior to the issuance of the Series A Preferred Stock contemplated in this Agreement, no shares are issued and outstanding.  The Company holds 733,188 shares of Common Stock in its treasury and holds no shares of preferred stock in its treasury.  The Company has authorized the issuance of 1,600,000 shares of Series A Preferred Stock for issuance to the Investors pursuant to this Agreement.  When issued and paid for in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable.  Upon exercise of the Warrants, all shares of Common Stock issued to the Investors in accordance with the terms thereof will be, duly authorized, validly issued, fully paid and nonassessable. Except as described in Section 2.3 of the Disclosure Schedule and except for the Warrants and the warrants issued pursuant to the Abry Warrant Agreement (defined below), there are no outstanding options or other rights to purchase or acquire from the Company, or exchangeable for or convertible into, any shares of capital stock.  The Company has reserved a total of not less than 400,000 shares of its Common Stock (the “Reserved Employee Shares”) for purchase upon exercise of options granted or to be granted in the future to employees and consultants under the Navtech, Inc. 1999 Stock Option Plan (the “Equity Plan”).  Except as provided in this Agreement, the other Transaction Documents and that certain Warrant Agreement dated as of the date of the Closing, by and among the Company, Abry Mezzanine Partners, L.P. and the other parties thereto (the “Abry Warrant Agreement”), there are no preemptive rights with respect to the issuance or sale by the Company of the Securities.  Except as provided in this Agreement, the Certificate of Designation or as imposed by applicable securities laws, upon the Closing there will be no restrictions on the transfer or voting of any shares of the Series A Preferred Stock or Common Stock other than restrictions on transfer necessary to preserve the exemptions pursuant to which such securities were issued without registration under applicable securities laws.  Other than as set forth in the Registration Rights Agreement, there are no existing rights with respect to registration under the Securities Act of 1933, as amended (the “1933 Act”) of any of the Company’s securities.  The Company has not violated the 1933 Act or any state Blue Sky or securities laws in connection with the issuance of any of its securities.

2.4.          Subsidiaries.

(a)           Section 2.4 of the Disclosure Schedule contains a list of all subsidiaries of the Company (the “Subsidiaries”).  Except for the Subsidiaries, the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise, or (C) any assets comprising the business or obligations of any other corporation, partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

(b)           Each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification.  Each of the Subsidiaries has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted.  All of the outstanding shares of capital stock of each of the Subsidiaries are owned beneficially and of record by the Company, one of its other wholly owned Subsidiaries, or any combination of the Company and/or one or more of its other wholly owned Subsidiaries, all as specified in Section 2.4 of the Disclosure Schedule, in each case free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever, except for those disclosed in Section 2.4 of the Disclosure Schedule; and, except as disclosed in Section 2.4 of the Disclosure Schedule, there are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other) pursuant to which any of the Subsidiaries is or may become obligated to issue any shares of its capital stock to any person other than the Company or one of the other Subsidiaries.

2.5.          Financial Information.  The unaudited financial statements of the Company as of and for the quarter ended July 31, 2005 and the unaudited consolidated balance sheet of the Company at July 31, 2005, included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2005, present fairly the financial position of the Company as of the dates thereof and the results of operations for the period covered thereby (subject, in the case of such unaudited financial statements, to normal year-end audit adjustments) and have been prepared in accordance with generally accepted accounting principles consistently applied, except for the absence of notes not customarily included in such statements (the “Financial Statements”).  The Company does not have, reasonable grounds to know of, any material liability, contingent or otherwise, not adequately reflected in or reserved against in the aforesaid financial statements or in the notes thereto.

2.6.          Absence of Undisclosed Liabilities.  Except as and to the extent set forth in the Company’s financial statements contained in its Annual Report on Form 10-K for the fiscal year ended October 31, 2004 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2005, April 30, 2005 and July 31, 2005 or occurring in the ordinary course of business since the date of such financial statements, neither the Company nor any of its Subsidiaries has any material accrued or contingent liability arising out of any transaction or state of facts existing on or prior to the date hereof.

2.7.          Absence of Certain Developments.  Since October 31, 2003, there has been no (a) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company or any of its Subsidiaries, (b) loss, destruction or damage to any material property of the Company or any of its Subsidiaries, whether or not insured, (c) labor trouble involving the Company or any of its Subsidiaries or any material change in any of their respective personnel (except for the resignation of the Company’s Vice President of Sales and Business Development effective on November 18, 2005) or the terms and conditions of employment, (d) waiver of any valuable right by the Company or any of its Subsidiaries (e) loan or extension of credit to any officer or employee of the Company or any of its Subsidiaries other than in connection with the Company’s normal payroll practices in the ordinary course of business, or (f) acquisition or disposition of any assets by the Company or any of its Subsidiaries (or any contract or arrangement therefor) in excess of $10,000,000 or any other material transaction by the Company or any of its Subsidiaries otherwise than for fair value in the ordinary course of business.  Since July 31, 2005, there has been no material adverse change in the condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, or, to the Company’s knowledge, EAG or in the assets, liabilities, properties, business, operations or prospects of the Company and its Subsidiaries, taken as a whole, or to the Company’s knowledge, EAG (a “Material Adverse Change”).

2.8.          Title to Properties.  Other than (a) any lien in respect of current taxes not yet due and payable and (b) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries, and which have arisen in the ordinary course of business and shall be removed within a reasonable period, the Company and each of its Subsidiaries has good and marketable title or leasehold title to all properties and assets necessary to their respective businesses as presently conducted and to all of their respective properties and assets, free and clear of all mortgages, security interests, liens, restrictions or encumbrances.  All machinery and equipment included in such properties which is necessary to the business of the

Company or any of its Subsidiaries is in good condition and repair except for reasonable wear and tear, and all leases of real or personal property to which the Company or any of its Subsidiaries is a party are fully effective and afford the Company and its Subsidiaries peaceful and undisturbed possession of the subject matter of the lease.  Neither the Company nor any of its Subsidiaries is in material violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties likely to impede the normal operation of the business of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received any written notice of violation with which it has not complied.

2.9.          Tax Matters.  There are no federal, state, county, local or foreign taxes due and payable by the Company or any of its Subsidiaries that have not been paid.  Except as set forth on Section 2.9 of the Disclosure Schedule, there have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.    The Company and each of its Subsidiaries has duly filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.10.        Contracts and Commitments.  The Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2005, April 30, 2005 and July 31, 2005 include each material contract, obligation or commitment of the Company and each of its Subsidiaries, and any material employment contracts (excluding any statutory employment arrangements required by law), stock redemption or purchase agreements, financing agreements, distribution right agreements, royalty agreements, licenses under which the Company or any of its Subsidiaries is licensee or licensor, leases of real property, pension, profit-sharing, retirement or stock option plans, agreements limiting competition or the conduct of business, agreements which by their terms expire one year or more after the date hereof, or any material agreements not made in the ordinary course of business.

2.11.        No Defaults.  Neither the Company nor any of its Subsidiaries is in material default (a) under its Certificate of Incorporation or its By-laws or any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which it is a party or (b) with respect to any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that specifically names the Company or any of its Subsidiaries.  To the best of the Company’s knowledge, there exists no condition, event or act which after notice, lapse of time, or both, would constitute a default by the Company or any of its Subsidiaries under any of the foregoing.  To the best of the Company’s knowledge, no third party is in default under any agreement, contract or other instrument, document, or agreement to which the Company or any of its Subsidiaries is a party, which default would have a material adverse effect on the assets of the Company or any of its Subsidiaries or the business of the Company or any of its Subsidiaries, as presently conducted or proposed to be conducted.

2.12.        Intellectual Property.

(a)           Except as listed in Section 2.12(a) of the Disclosure Schedule, the Company and each of its Subsidiaries owns, free and clear of any mortgage, pledge, security interest, encumbrance or other lien, or has the valid right to use all Intellectual Property (as defined below) used by it in its business as currently conducted or as proposed to be conducted.  To the best of the Company’s knowledge, no other person or entity (other than licensors of software that is generally commercially available and non-exclusive licensees of the Company’s or any of its Subsidiaries’ Intellectual Property in the ordinary course of the Company’s or any of its Subsidiaries’ business) has any rights to nor is claiming any rights to any of the Intellectual Property owned or used by the Company or any of its Subsidiaries, and, to the Company’s knowledge, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property used by the Company or any of its Subsidiaries.  For purposes of this Agreement, “Intellectual Property” means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information and data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vii) any exclusive licenses or other proprietary rights relating to any of the foregoing.

(b)           To the best of the Company’s knowledge, none of the activities or business conducted by the Company or any of its Subsidiaries or proposed to be conducted by the Company or any of its Subsidiaries infringes or violates (or in the past infringed or violated) any Intellectual Property of any other person or entity.  None of the activities or business conducted by the Company or any of its Subsidiaries or proposed to be conducted by the Company or any of its Subsidiaries constitutes an intentional misappropriation of (or in the past constituted an intentional misappropriation of) any Intellectual Property of any other person or entity.  Neither the Company nor any of its Subsidiaries has received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the knowledge of the Company, there is no basis for any such complaint, claim or notice.  Section 2.12(b) of the Disclosure Schedule identifies each (i) patent that has been issued or assigned to the Company or any of its Subsidiaries with respect to any of its Intellectual Property, (ii) pending patent applications that the Company or any of its Subsidiaries has made with respect to any of its Intellectual Property, (iii) copyright or trademark registration or application with respect to the Company’s or any of its Subsidiaries’ Intellectual Property, and (iv) license or other agreements pursuant to which the Company or any of its Subsidiaries has granted any rights to any third party with respect to any of its Intellectual Property other than in the ordinary course of business.

(c)           Section 2.12(c) of the Disclosure Schedule identifies each agreement with a third party pursuant to which the Company or any of its Subsidiaries obtains rights to Intellectual Property (other than software that is generally commercially available) that is owned by a party other than the Company or any of its Subsidiaries.  Other than license fees for software that is generally commercially available, neither the Company nor any or any of its Subsidiaries is obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of its Intellectual Property.

(d)           The Company and each of its Subsidiaries has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, and, to the best of the Company’s knowledge, there have been no acts or omissions (other than those made based on reasonable, good faith business decisions) by the officers, directors, shareholders and employees of the Company or any of its Subsidiaries the result of which would be to materially compromise the rights of the Company or any of its Subsidiaries to apply for or enforce appropriate legal protection of the Company’s or any of its Subsidiaries’ Intellectual Property.

(e)           All of the Intellectual Property owned by the Company or any of its Subsidiaries has been created by employees of the Company or its Subsidiaries within the scope of their employment by the Company or any of its Subsidiaries or by independent contractors of the Company or any of its Subsidiaries who have executed agreements expressly assigning all right, title and interest in such Intellectual Property to the Company or its Subsidiaries, as the case may be.  No portion of the Intellectual Property owned by the Company or any of its Subsidiaries was jointly developed with any third party.

(f)            Neither the Company nor any of its Subsidiaries has embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement.

2.13.        Effect of Transactions.  The execution, delivery and performance of the Transaction Documents, the issuance, sale and delivery of the Securities, and compliance with the provisions hereof and thereof by the Company, do not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body’s (b) conflict with, or result in any breach of, any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under the Certificate of Incorporation or By-Laws of the Company or under any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Company is a party or (c) render the Company insolvent.

2.14.        No Governmental Consent or Approval Required.  Based in part on the representations made by the Investors in Section 3 of this Agreement, other than federal or state securities law filings which have been made or which will be made in a timely manner and other than the filing of the Company’s Certificate of Designation (which is attached hereto as Exhibit B and will be filed on or before the date of the Closing), no authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required for or in connection with the valid and lawful authorization, execution and delivery by the Company of any of the Transaction Documents for, or in connection with, the valid and lawful authorization, issuance, sale and delivery of the Shares.

2.15.        Litigation.  There is no claim, action, lawsuit, proceeding, complaint, charge or investigation pending or, to the best knowledge of the Company, threatened against the Company which questions the validity of any of the Transaction Documents or the right of the Company to enter into them or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any Material Adverse Change, or any change in the current equity ownership of the Company, nor is the Company aware that there is any reasonable basis for the foregoing.  The foregoing includes, without limitation, actions pending or, to the best knowledge of the Company, threatened, involving the prior employment of any of the employees of the Company or any of its Subsidiaries, their use in connection with the business of the Company or any of its Subsidiaries of any information, creations or techniques allegedly proprietary to any of their former employers or other Persons or entities, or their obligations under any agreements with prior employers or other Persons or entities.  Neither the Company, the Subsidiaries nor any of their respective officers or directors, is a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality relating to the Company or any of its Subsidiaries or the business of the Company or any of its Subsidiaries.  Except as set forth in Section 2.15 of the Disclosure Schedule, there is no action, suit or proceeding by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries presently intends to initiate.

2.16.        Securities Laws.  Assuming that the Investors’ representations and warranties contained in Section 3 of this Agreement are true and correct, the offer, issuance and sale by the Company to the Investors of the Securities are, and will be as of the Closing, exempt from the registration and prospectus delivery requirements of the 1933 Act, and have been, or will be as of the Closing, registered or qualified (or are, or will be as of each Closing, exempt from registration and qualification, subject to the completion of any post-sale Blue Sky filings, which filings the Company agrees it will complete) under the registration, permit or qualification requirements of all applicable state Blue Sky laws.

2.17.        Business.  The Company and each of its Subsidiaries has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its present business.  Neither the Company nor any of its Subsidiaries is in violation of any law, regulation, authorization or order of any public authority relevant to the ownership of its properties or the carrying on of its present business which, either individually or in the aggregate, would result in any Material Adverse Change.

2.18.        Brokerage.  There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company, and the Company agrees to indemnify and hold the Investors harmless against any damages incurred as a result of any such claim.

2.19.        Employees.  There are no controversies or labor troubles pending, or to the best knowledge of the Company, threatened between it and its employees.  To the best of the Company’s knowledge: (a) no employee of the Company or any of its Subsidiaries is in violation of any term of any employment contract, patent or other proprietary information disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by the Company or any of its Subsidiaries, and the continued employment by the Company and its Subsidiaries of its present employees will not result in any such violation; (b) except for the resignation of the Company’s Vice President of Sales and Business Development described in Section 2.7 above, no officer or key employee of the Company or any of its Subsidiaries has any present intention of terminating his or her employment therewith nor does the Company or any of its Subsidiaries have any present intention of terminating any such employment; and (c) the Company and each of its Subsidiaries has complied in all material respects with all applicable state, federal and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations.  Except as described in Section 2.19 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement with any of its respective executive officers with respect to such Person’s employment, including without limitation, non-competition agreements or agreements with respect to the assignment of proprietary rights with the Company or any third party.

2.20.        Environmental Matters.  The Company and each of its Subsidiaries is in compliance with all applicable federal, state and local environmental laws and regulations (the “Environmental Laws”) applicable to the Company and its Subsidiaries including but not limited to requirements contained in any permits required pursuant to such Environmental Laws, and there is not now pending or, to the Company’s knowledge, threatened, any action, suit, lien, investigation or proceeding against the Company or any of its Subsidiaries in connection with any past or present noncompliance with such Environmental Laws, except with respect to non-compliance that is not reasonably expected to result, either individually or in the aggregate, in any Material Adverse Change.  To the Company’s knowledge, no hazardous materials are present on or about any real property currently or previously owned or leased by the Company or any of its Subsidiaries.

2.21.        Retirement Obligations, etc.  Neither the Company nor any of its Subsidiaries has a pension, retirement or similar plan or obligation.  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement and, to the Company’s knowledge, no organizational efforts are presently being made with respect to any of its employees.  Section 2.21 of the Disclosure Schedule lists the employee benefit plans of the Company.

2.22.        Transactions with Affiliates.  Except as set forth in the Company’s financial statements contained in its Annual Report on Form 10-K for the fiscal year ended October 31, 2004 and its Quarterly Reports for the fiscal quarters ended January 31, 2005, April 30, 2005 and July 31, 2005 or occurring in the ordinary course of business since the date of such financial statements, no stockholder, officer or director of the Company or any of its Subsidiaries nor any “affiliate” or “associate” of such Persons (as such terms are defined in the rules and regulations promulgated under the 1933 Act) (herein, a “Related Party”) is a party to any material agreement with the Company or any of its Subsidiaries, including, without limitation, any contract, agreement or other arrangement providing for the rental of real or personal property from, or otherwise requiring payments to, any Related Party.  No employee of the Company or any of its Subsidiaries nor any Related Party is materially indebted to the Company or any of its Subsidiaries and, except for accrued payroll obligations, neither the Company nor any of its Subsidiaries is indebted to any of its employees or any Related Party.

2.23.        Books and Records.  The minute book of the Company contains complete and accurate records of all meetings and other corporate actions of its stockholders, Board of Directors and all committees, if any, appointed by its Board of Directors.  The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of such company.  The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to its business, the nature, acquisition, maintenance, location and collection of its assets and the nature of all transactions giving rise to its obligations and accounts receivable.

2.24.        Insurance.  The Company carries insurance covering its properties and business in the aggregate amount of $1,000,000 and maintains directors and officers’ liability insurance in the aggregate amount of $2,000,000.

2.25.        EAG.  To the Company’s knowledge, the representations and warranties of SAS AB contained in Article 2 of the Acquisition Agreement are true and correct as of the date hereof.

3.             Representations and Warranties and other Agreements of the Investors.

3.1.          Representations and Warranties.  Each Investor severally and not jointly hereby represents and warrants as of the date hereof that:

(a)           Authorization.  Such Investor has full power and authority to execute, deliver and perform each of the Transaction Documents and to acquire the Securities.  Each of the Transaction Documents constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms.  Such Investor is an “accredited investor” within the meaning of that term as defined in Rule 501(a) promulgated under the 1933 Act.

(b)           Purchase Entirely for Own Account.  The Securities will be acquired for investment for such Investor’s own account and not with a view to the distribution of any part thereof.  Other than the transfer permitted by the Stockholders’ Agreement, such Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer, or grant participations to such Person or to any third person, with respect to any of the Securities.

(c)           Restricted Securities.  Such Investor understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act, or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the 1933 Act, the Securities must be held indefinitely.  In the absence of an effective registration statement covering the Securities such Investor will sell, transfer, or otherwise dispose of the Securities only in a manner consistent with its representations and agreements set forth herein and the terms and conditions set forth in the Registration Rights Agreement.

(d)           Financial Condition.  Such Investor’s financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and can bear the loss of its entire investment in its Securities.

(e)           Experience.  Such Investor has such knowledge and experience in financial and business matters and in making high-risk investments of this type that it is capable of evaluating the merits and risks of the purchase of the Securities.

(f)            Receipt of Information.  Such Investor has been furnished access to the business records of the Company and such additional information and documents as such Investor has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement, the purchase of the Securities, the Company’s business, operations, market potential, capitalization, financial condition and prospects, and all other matters deemed relevant by such Investor.

(g)           Brokerage.  There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Investor, and such Investor agrees to indemnify and hold the Company and the other Investors harmless against any damages incurred as a result of any such claims.

(h)           Address.  Such Investor has provided the Company with its true and correct address.

3.2.          Legends.  It is understood that the certificates evidencing the Securities may bear substantially the following legends:

(a)           “These securities have not been registered under the Securities Act of 1933.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an exemption from such registration (including pursuant to Rule 144 or Rule 144A of such Act).”

(b)           Any legend required by the laws of any applicable jurisdiction.

3.3.          Confidentiality.  Each of the Investors covenants and agrees that he, she or it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor his, her or its investment in the Company any confidential, proprietary or secret information which such Investor may obtain from the Company pursuant to financial statements, reports or other materials submitted by the Company to such Investor pursuant to this Agreement or any other Transaction Document, or pursuant to visitation or inspection rights granted hereunder or thereunder (“Confidential Information”).  Notwithstanding the preceding sentence, each Investor may (a) disclose Confidential Information to the extent required by law or governmental order or regulation, or when required by a subpoena or other process, provided that such Investor first gives the Company advance notice of such disclosure as soon as practicable, (b) disclose Confidential Information to the extent necessary to enforce this Agreement, (c) disclose Confidential Information to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, and (d) disclose Confidential Information as may be required by any prospective purchaser of any Securities from such Investor, provided that such prospective purchaser shall first execute a confidentiality and non-disclosure agreement in form acceptable to counsel for the Company.  An Investor may also disclose Confidential Information to any affiliate of such Investor provided that the requirements of this subsection shall in turn be binding on any such affiliate, or to a partner, member, shareholder or subsidiary of such Investor, and further provided that such partner, member, shareholder or subsidiary agrees to be bound by the provisions of this subsection.

4.             Conditions to the Investors’ Obligations at the Closing.  The obligations of the Investors under Section 1 of this Agreement to purchase the Securities at the Closing are subject to the fulfillment on or before such Closing of each of the following conditions unless waived by the Investors in accordance with Section 7.5 hereof:

4.1.          Representations and Warranties of the Company.  The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the date of the Closing.

4.2.          Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3.          Compliance Certificate.  The President and Chief Executive Officer of the Company shall deliver to the Investors at the  Closing a certificate certifying that the conditions specified in this Section 4 have been fulfilled.

4.4.          Certificate of Incorporation.  On or prior to the Closing, the Company shall have filed with the Secretary of State of the State of Delaware the Certificate of Designation in the form attached hereto as Exhibit B which shall continue to be in full force and effect as of the Closing.

4.5.          Qualifications.  All authorizations, approvals, consents or permits, if any, of any governmental authority or regulatory body of the United States or of any state or of any third party that are required in connection with the lawful issuance and sale of the Securities to the Investors pursuant to this Agreement or that are necessary in connection with the execution of this Agreement shall have been duly obtained and shall be effective on and as of the Closing other than those which are not required to be obtained before the Closing, which will be obtained in a timely manner after the Closing.

4.6.          Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and the Investors’ special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.7.          Other Agreements.  On or prior to the Closing, the Registration Rights Agreement substantially in the form of Exhibit D attached hereto shall have been executed and delivered by the parties thereto, which shall continue to be in full force and effect as of the Closing.

4.8.          Opinion of Counsel.  The Investors shall have received from Choate, Hall & Stewart LLP, counsel for the Company, an opinion dated as of the Closing in substantially the form attached hereto as Exhibit E.

4.9.          Secretary’s Certificate.  The Secretary of the Company shall deliver to the Investors purchasing the Securities at the Closing a Certificate, dated as of the Closing, certifying:  (a) that attached thereto is a true and complete copy of the By-Laws of the Company as in effect on the date of such certification; (b) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of each of the Transaction Documents, the issuance, sale and delivery of the Securities and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Transaction Documents; (c) that attached thereto is a true and complete copy of the Certificate of Designation as in effect on the date of such certification; and (d) to the incumbency and specimen signature of certain officers of the Company.

4.10.        Reservation of Conversion Shares and Warrant Shares.  The shares of Common Stock (a) issuable upon conversion of Series A Preferred Stock shall have been duly authorized and reserved for issuance upon such conversion, and (b) issuable upon the exercise of the Warrant shall have been duly authorized are reserved for issuance upon such exercise.

4.11.        Fees of Investors’ Counsel.  The Company shall have paid the fees and disbursements of Investors’ counsel invoiced at the Closing and the reasonable out-of pocket expenses incurred by the Investors in connection with the transactions contemplated by this Agreement, which in the aggregate shall not exceed $75,000.

4.12.        Purchase by Other Investors.  Each Investor shall have purchased and paid for the Securities to be purchased by it, as set forth on Exhibit A hereto, on or before the date of the Closing.

4.13.        Consummation of the EAG Acquisition.  The conditions set forth in the Securities Purchase Agreement dated as of the date hereof by and between the Company and SAS AB (the “Acquisition Agreement”) shall have been satisfied and the Company shall have consummated the acquisition of EAG on terms set forth in the Acquisition Agreement.

4.14.        Board of Directors.  Michael Jakobowski and Andrew M. Snyder shall have been appointed to serve on the Company’s Board of Directors.

5.             Conditions to the Company’s Obligations at the Closing.  The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions unless waived by the Company.

5.1.          Representations and Warranties.  The representations and warranties of the Investors contained in Section 3 shall be true and correct on and as of the date of the Closing.

5.2.          Payment of Purchase Price.  The Investors shall have delivered payment of the aggregate purchase price of the Securities to be purchased by them at the Closing as set forth in Section 1.

5.3.          Other Agreements.  On or prior to the Closing the Registration Rights Agreement substantially in the form of Exhibit D attached hereto shall have been executed and delivered by the Investors, and the other parties thereto.

5.4.          Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Company’s counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

5.5.          Consummation of the EAG Acquisition.  The conditions set forth in the Acquisition Agreement shall have been satisfied and the Company shall have consummated the acquisition of EAG on terms set forth in the Acquisition Agreement.

5.6.          Qualifications.  All authorizations, approvals, consents or permits, if any, of any governmental authority or regulatory body of the United States or of any state or of any third party that are required in connection with the lawful issuance and sale of the Securities to the Investors pursuant to this Agreement or that are necessary in connection with the execution of this Agreement shall have been duly obtained and shall be effective on and as of the Closing other than those which are not required to be obtained before the Closing, which will be obtained in a timely manner after the Closing.

6.             Preemptive Right of Purchase.

6.1.          Grant.  For so long as an Investor shall hold Series A Preferred Stock, the Company hereby grants to each such Investor, the right to purchase all or part of such Investor’s pro rata share of New Securities (as defined below) which the Company, from time to time, proposes to sell and issue.  An Investor’s pro rata share, for purposes of this purchase right, is the ratio of the number of Investors’ Common Shares (as defined below) which such Investor owns or has the right to acquire from the Company to the total number of shares of Common Stock then outstanding, on a fully diluted and as converted basis.

6.2.          Preemptive Right Definitions.  For the purpose of this Section 6, the term “Investors’ Common Shares” shall mean the Common Stock issued or issuable to the Investors upon the Conversion of the Series A Preferred Stock and the term “New Securities” shall mean any capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities that in any way rank senior to the Common Stock; provided that the term “New Securities” does not include Series A Preferred Stock.

6.3.          Notice.  In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same.  Each Investor shall have 20 business days from the date of receipt of any such notice to agree to purchase up to the Investor’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

6.4.          Sale.  In the event any Investor fails to exercise in full such Investor’s purchase right, the Company shall have 90 days thereafter to sell the New Securities with respect to which such Investor’s option was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice.  To the extent the Company does not sell all the New Securities offered within said (90) day period, the Company shall not thereafter issue or sell such New Securities without first again offering such securities to each Investor in the manner provided above.

6.5.          Limitation.  The Company shall not have any obligation under this Section 6 to any Person that is not an “accredited investor”, as such term is used in Regulation D under the Securities Act of 1933, as amended.

6.6.          Transfer.  Each Investor shall have the right to assign its rights to purchase all or any New Securities hereunder to an Affiliate, provided that such investor has transferred its Series A Preferred Stock to such Affiliate pursuant to and in accordance with the terms of Section 7.11 of this Agreement.

6.7.          Retrospective Effect of Preemptive Right of Purchase.  The Company may proceed with the issuance of New Securities without first following procedures in Section 6.1 through Section 6.5 above, provided, that (i) the purchaser of such New Securities agrees in writing to take such New Securities subject to the provisions of this Section 6.7, and (ii) within ten (10) days following the issuance of such New Securities, the Company undertakes steps substantially similar to those in Section 6.1 through Section 6.5 above to offer to all Investors the right to purchase from the Company a pro rata portion of such New Securities or equivalent at the same price and terms applicable to the purchaser’s purchase thereof so as to achieve substantially the same effect from a dilution protection standpoint as if the procedures set forth in Section 6.1 through Section 6.5 have been followed prior to the issuance of such New Securities.

7.             Miscellaneous.

7.1.          Certain Defined Terms.  As used in this Agreement, the term “Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture,

unincorporated organization, government agency or any agency or political subdivision thereof, or other entity, and the terms “knowledge,” “known,” “awareness,” “aware,” and similar expressions, when used with reference to the Company, refer to the actual knowledge or awareness of David Strucke and Gordon Heard.  As used in this Agreement, each of the following terms is defined in the Section of this Agreement indicated below:

Defined Term	Section
1933 Act	Section 2.3
Abry Warrant Agreement	Section 2.3
Additional Agreements	Section 7.9
Affiliate	Section 7.11
Aggregate Purchase Price	Section 1.4
Agreement	Preamble
Certificate of Designation	Section 1.1
Closing	Section 1.4
Common Stock	Section 1.2
Company	Preamble
Confidential Information	Section 3.3
Converted Shares	Section 1.3
Disclosure Schedule	Section 2
EAG	Section 1.5
Environmental Laws	Section 2.20
Equity Plan	Section 2.3
Financial Statements	Section 2.5
Intellectual Property	Section 2.12(a)
Investor/Investors	Preamble
Investors’ Common Shares	Section 6.2
Material Adverse Change	Section 2.7
New Securities	Section 6.2
Permitted Transfer	Section 7.11
Person	Section 7.1
Related Party	Section 2.22
Registration Rights Agreement	Section 2.2
Reserved Employee Shares	Section 2.3
Securities	Section 1.3
Series A Preferred Stock	Section 1.1
Shares	Section 1.3
Subsidiaries	Section 2.4
Transaction Documents	Section 2.2
Warrants	Section 1.2

7.2.          Survival of Covenants; Assignability of Rights.  All covenants, agreements, representations and warranties of the Company made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to any Investor in connection with the Closing shall be deemed material and to have been relied upon by such Investor, and, except as provided otherwise in this Agreement, shall survive the delivery of the Securities, and shall bind the Company’s successors and assigns, whether so expressed or not.

7.3.          Incorporation by Reference.  All exhibits and schedules appended to this Agreement are herein incorporated by reference and made a part hereof.

7.4.          Parties in Interest.  All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto and to permitted transferees of the Securities whether so expressed or not.

7.5.          Amendments and Waivers.  Except as set forth in this Agreement, changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the holders of two-thirds (2/3) of the shares of Series A Preferred Stock sold hereunder and any shares of Common Stock into which any shares of Series A Preferred Stock have been converted, acting or voting together as a single class; provided, however, that no Investor shall, without its consent, be materially adversely affected by any amendment, change or waiver in which the other Investors are not likewise adversely affected.

7.6.          Governing Law.  This Agreement shall be deemed a contract made under the laws of the State of Delaware (excluding choice-of-law provisions) and, together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such state.

7.7.          Notices.  All notices, requests, consents and demands shall be in writing and shall be personally delivered (effective upon receipt), mailed, postage prepaid (effective three business days after dispatch), telecopied or telegraphed (effective upon receipt of the telecopy in complete, readable form), or sent via a reputable overnight courier service (effective the following business day), to the Company at:

Navtech, Inc.
c/o Navtech Systems Support Inc.
Suite 102, 175 Columbia St. W.
Waterloo, Ontario
Canada N2L 5Z5

Tel:  (519) 747-1170

Fax:  (519) 747-5282

with a copy sent at the same time and by the same means to:

William B. Asher, Jr., Esq.

Choate, Hall & Stewart LLP

Two International Place
Boston, Massachusetts  02110
Tel.:        (617) 248-5000
Fax:         (617) 248-4000

and

Andrew J. Hickey., Esq.

Choate, Hall & Stewart LLP

Two International Place

Boston, Massachusetts  02110
Tel.:        (617) 248-5000
Fax:         (617) 248-4000

or to each Investor at its address set out on Exhibit A hereto, and with respect to Cambridge Information Group, Inc., with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

1001 Pennsylvania Avenue, N.W., Suite 800

Washington, DC  20004-2505

Fax: 202-639-7003

Attn: Alan S. Kaden

or such other address as is set forth on the exhibits hereto, as the case may be, or as may be furnished in writing to the other parties hereto.

7.8.          Effect of Headings.  The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

7.9.          Entire Agreement.  This Agreement and the Exhibits and Schedules hereto together with any other agreement referred to herein (the “Additional Agreements”) constitute the entire agreement among the Company and the Investors with respect to the subject matter hereof.  This Agreement and such Additional Agreements supersede all prior understandings and agreements between the parties, whether written or oral, with respect to the Securities purchased hereunder and the subject matter hereof.

7.10.        Severability.  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

7.11.        Restrictions on Transfer.  Until November 22, 2006, no Investor shall sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, any Securities owned by such Series A Investor other than in a Permitted Transfer.  Any attempted sale, assignment, transfer, pledge, hypothecation, mortgage, disposition or encumbrance of any Securities other than in accordance with this Agreement shall be null and void and the Company shall not (i) recognize any such sale, assignment, transfer, pledge, hypothecation, mortgage, disposition or encumbrance or (ii) reflect in its stock register any change in registered ownership pursuant thereto.  For the purposes of this Section 7.11, the following terms shall have the following meanings:

“Affiliate” means, (i) with respect to any Person, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any member,  partner or employee of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more members or general partners of such Person and (ii) with respect to any natural person, such person’s spouse, parent, parent-in-law, sibling, child, step-child, grandchild, niece or nephew, the issue and spouses of any of the foregoing and any trust for the benefit of any of the foregoing.

“Permitted Transfer” means any assignment, transfer, pledge, hypothecation, mortgage, disposition or encumbrance of any Securities owned by an Investor to an Affiliate of such Investor, provided that such Affiliate is a Person to whom securities of the Company may lawfully be transferred pursuant to exemptions from applicable federal and state securities laws (with the burden of proving availability of such exemptions to be on the Person proposing such transfer of such Securities (or of rights to acquire such securities)).

7.12.        Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Company and the Investors have executed this Series A Convertible Participating Preferred Stock and Warrant Agreement as of the day and year first above written.

NAVTECH, INC.

By:
Name: David Strucke
Title: President and Chief Executive Officer

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

SERIES A INVESTOR:

CAMBRIDGE INFORMATION GROUP, INC.

By:
Name: Andrew M. Snyder
Title: President

SERIES A INVESTOR:

EXTERNALIS S.A.

By:
Name: Alain Mallart
Title: Administrateur delegue

Exhibit A

INVESTORS

Investors	Total Series A Preferred Stock # of Shares	Total # of Warrants	Price Per Share of Series A Preferred Stock	Aggregate Purchase Price	% Ownership of the Company on a fully-diluted basis
Cambridge Information Group, Inc. 7200 Wisconsin Ave, Suite 601 Bethesda, MD 20814	1,200,000	75,000	$2.50	$3,000,000	30.2%
Externalis S.A. 38 Avenue des Klauwaerts 1050 Brussels Belgium	400,000	25,000	$2.50	$1,000,000	15.3%

Exhibit B

Form of Certificate of Designation

Exhibit C

Form of Warrant

Exhibit D

Form of Registration Rights Agreement

Exhibit E

Form of Closing Opinion of Company Counsel